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                                                                EXHIBIT 23.3

                       [LETTERHEAD OF RP FINANCIAL, LC.]



Board of Directors
Connecticut Bancshares, Inc.
Connecticut Bankshares, MHC
Savings Bank of Manchester
923 Main Street
Manchester, Connecticut 06040

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Application for Conversion of Connecticut Bankshares, MHC, the mutual holding company for Savings Bank of Manchester, Manchester, Connecticut, and any amendments thereto, and in the Form S-1 Registration Statement, and any amendments thereto, for Connecticut Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings including the Prospectus of Connecticut Bancshares, Inc.

                                    Sincerely,

                                    RP FINANCIAL, LC.

                                    /s/ RP Financial, LC.
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